UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

Proxy Statement Pursuit to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REVELATION BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

4660 La Jolla Village Dr., Suite 100, San Diego CA 92122

Dear Stockholder:

The Board of Directors of Revelation Biosciences, Inc. (the “Company”) has adjourned the 2023 Annual Meeting of Stockholders to Friday July 14, 2023, at 1:00p.m. Eastern Time. The Annual Meeting will be a virtual meeting only and will be held via a Zoom videoconference. Stockholders will not be able to physically attend the meeting. The virtual meeting can be accessed by using the following link:

https://us02web.zoom.us/j/83739715773?pwd=d0s1K0JaODhjU1MycmY4Y3VULzJ3QT09

Any stockholder who is unable to join the online meeting can participate by telephone by dialing (929) 205-6099, and using the Zoom Meeting ID 837 3971 5773 and the Passcode 177108. If you have any questions or need assistance voting your shares, please call us at (650) 800-3717 or our proxy solicitor, Advantage Proxy, at 877-870-8565.

ADDITIONAL DEFINITIVE PROXY MATERIAL

On July 6, 2023, the Board of Directors of Revelation Biosciences, Inc. (the “Company”) approved an amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendment modified the provisions for determining the presence of a quorum at all meetings of stockholders to provide that the presence, in person or by proxy, of the holders of at least one-third of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at all meetings of the stockholders for the transaction of business. Prior to the amendment, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote would constitute a quorum for the transaction of business. The change in quorum requirement will apply with respect to the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on July 14, 2023 at 1:00 p.m. Eastern Time.

This second adjournment was necessitated by the absence of a quorum at both the initial call of the Annual Meeting and the date to which the Annual Meeting was first adjourned. Both the Delaware General Corporation Law, which is applicable to the Company by virtue of its state of incorporation, and NASDAQ listing rules require the Company to hold an annual meeting. Recent changes in the voting policies of brokerage firms holding public company shares have had the effect that many of the shares held by them go unrepresented at meetings of stockholders. The reduced quorum requirement is intended to address this development.

If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to change your vote or revoke your proxy, please follow the instructions in the Proxy Statement and the Supplement to the Proxy Statement (the “Supplement”) for the 2023 Annual Meeting or for assistance voting your shares contact our proxy solicitor, Advantage Proxy, at 877-870-8565.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on July 14, 2023. The Proxy Statement, Supplement and Annual Report for the year ended December 31, 2022 are available at https://www.revbproxy.com/2023-annual-meeting.

The following Question and Answer is added to the Proxy Statement and the Supplement:

What constitutes a quorum at the Annual Meeting?

The presence, by registering and participating in the Annual Meeting or by submitting a proxy, of the holders of one-third (33.33%) of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the meeting. Abstentions in each of the proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote. Broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting.

This document amends and supplements the Proxy Statement and the Supplement for the Annual Meeting, dated and originally sent to stockholders on or about May 8, 2023 and June 15, 2023, to reflect the new quorum requirement applicable to the Annual Meeting. The record date for the Annual Meeting remains as May 5, 2023. We expect to mail the Supplement to the Proxy Statement and this Amended Notice of Annual Meeting of Stockholders on or about July 10, 2023.

YOUR VOTE IS IMPORTANT - NO MATTER HOW MANY SHARES YOU OWN, HOW FEW SHARES YOU OWN, OR IF YOU VOTE YOUR SHARES FOR, AGAINST OR ABSTAIN.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Advantage Proxy toll-free at 877-870-8565.

By Order of the Board of Directors

/s/ Chester S. Zygmont, III
Chester S. Zygmont, III
Corporate Secretary

San Diego, California

July 7, 2023